Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, of our report dated February 20, 2002 included in Bio Technology General Corp.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

                      ARTHUR ANDERSEN LLP

April 24, 2002
New York, New York